Exhibit 99.1

COMPANY CONTACT

Sean Mahoney

(240) 744-1150

FOR IMMEDIATE RELEASE

FRIDAY, AUGUST 9, 2013

DIAMONDROCK HOSPITALITY COMPANY REPORTS SECOND QUARTER 2013 RESULTS

Reaffirms Full Year 2013 Guidance

BETHESDA, Maryland, Friday, August 9, 2013 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 27 premium hotels in the United States, today announced results of operations for the quarter ended June 30, 2013.

Second Quarter Highlights

•	RevPAR: The Company’s RevPAR was $146.84, an increase of 0.2% from 2012. Excluding the Company’s New York City hotels under renovation, the Company’s RevPAR increased 6.7% from 2012.

•

Hotel Adjusted EBITDA Margin: The Company’s Hotel Adjusted EBITDA margin was 29.59%, a decrease of 104 basis points from 2012. Excluding the Company’s New York City hotels under renovation, the Company’s Hotel Adjusted EBITDA margin was 30.93%, an increase of 130 basis points from 2012.

•	Adjusted EBITDA: The Company’s Adjusted EBITDA was $62.4 million.

•	Adjusted FFO: The Company’s Adjusted FFO was $43.2 million and Adjusted FFO per diluted share was $0.22.

•	Dividends: The Company declared a quarterly dividend of $0.085 per share during the second quarter.

•	Share Repurchase Program: The Company is announcing today that its Board of Directors has authorized a $100 million share repurchase program.

•	Guidance: The Company reaffirmed full year 2013 guidance, including post-renovation Adjusted EBITDA of $195 million to $205 million and Adjusted FFO per share of $0.70 to $0.74.

Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company, stated, “We are pleased with our second quarter operating results with RevPAR growing 6.7% and profit margins expanding 130 basis points, excluding hotels under renovation. We continue to see favorable lodging trends, particularly in the group segment, which led to stronger than expected performance at the Westin Boston and the Chicago Marriott Downtown.”

“We made significant progress on our renovation program during the quarter and we expect to complete the most disruptive work by the end of the third quarter. The renovations of our two New York City Courtyard by Marriott hotels, including the addition of 5 incremental guest rooms, are complete. We are getting closer to completing our comprehensive renovation of the Lexington Hotel, upgrading the property and adding 15 new rooms, and we expect to officially join Marriott’s Autograph Collection this month. We are positioning our portfolio to deliver outstanding growth as we realize the upside potential of our properties and benefit from our strong market concentrations.”

Operating Results

Please see “Certain Definitions” and “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDA,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO.”

For the quarter ended June 30, 2013, the Company reported the following:

	Second Quarter
	2013	2012 Pro Forma[1]	Change
ADR	$185.29	$182.38	1.6%
Occupancy	79.2%	80.3%	(1.1) percentage points
RevPAR	$146.84	$146.48	0.2%
Total Revenue	$224.2 million	$210.8 million	6.3%
Hotel Adjusted EBITDA Margin	29.59%	30.63%	(104) basis points
Adjusted EBITDA	$62.4 million	$60.3 million	3.5%
Adjusted FFO	$43.2 million	$46.4 million	(6.9)%
Adjusted FFO per diluted share	$0.22	$0.28	($0.06)
Net Income	$15.1 million	$17.1 million	($2.0 million)
Earnings per diluted share	$0.08	$0.10	($0.02)
Diluted Weighted Average Shares	195.7 million	168.3 million	27.4 million shares

[1]

Pro forma to (a) include the operating results of the Company’s Marriott-managed hotels from March 24, 2012 to June 15, 2012 and all other hotels from April 1, 2012 to June 30, 2012, (b) assume all of the Company’s hotels were owned as of January 1, 2012, and (c) exclude the operating results of the hotels sold during 2012.

The Company’s operating results for the quarter ended June 30, 2013 were significantly impacted by the displacement of approximately 31,400 room nights at its three New York City hotels under renovation, the Lexington Hotel New York, Courtyard Manhattan Midtown East and Courtyard Fifth Avenue. The following are selected operating results for the Company excluding these three hotels:

	Second Quarter
	2013	2012 Pro Forma[1]	Change
ADR	$179.53	$173.57	3.4%
Occupancy	81.4%	78.9%	2.5 percentage points
RevPAR	$146.14	$136.93	6.7%
Total Revenue	$206.6 million	$185.5 million	11.4%
Hotel Adjusted EBITDA	$63.9 million	$55.0 million	16.3%
Hotel Adjusted EBITDA Margin	30.93%	29.63%	130 basis points

[1]

Pro forma to (a) include the operating results of the Company’s Marriott-managed hotels from March 24, 2012 to June 15, 2012 and all other hotels from April 1, 2012 to June 30, 2012, (b) assume all of the Company’s hotels were owned as of January 1, 2012, and (c) exclude the operating results of the hotels sold during 2012.

For the six months ended June 30, 2013, the Company reported the following:

	Six Months Ended June 30,
	2013	2012 Pro Forma[1]	Change
ADR	$177.74	$173.09	2.7%
Occupancy	74.9%	76.2%	(1.3) percentage points
RevPAR	$133.19	$131.83	1.0%
Total Revenue	$405.5 million	$377.8 million	7.3%
Hotel Adjusted EBITDA Margin	25.74%	26.53%	(79) basis points
Adjusted EBITDA	$96.7 million	$91.8 million	5.3%
Adjusted FFO	$70.0 million	$71.9 million	(2.6)%
Adjusted FFO per diluted share	$0.36	$0.43	($0.07)
Net Income	$10.9 million	$26.0 million	($15.1 million)
Earnings per diluted share	$0.06	$0.15	($0.09)
Diluted Weighted Average Shares	195.7 million	168.3 million	27.4 million shares

[1]

Pro forma to (a) include the operating results of the Company’s Marriott-managed hotels from January 1, 2012 to June 15, 2012 and all other hotels from January 1, 2012 to June 30, 2012, (b) assume all of the Company’s hotels were owned as of January 1, 2012, and (c) exclude the operating results of the hotels sold during 2012.

The following are selected operating results for the Company, excluding the three New York City hotels under renovation, which resulted in the displacement of approximately 55,300 room nights during the six months ended June 30, 2013:

	Six Months Ended June 30,
	2013	2012 Pro Forma[1]	Change
ADR	$173.61	$167.60	3.6%
Occupancy	76.4%	74.5%	1.9 percentage points
RevPAR	$132.68	$124.89	6.2%
Total Revenue	$374.0 million	$335.2 million	11.6%
Hotel Adjusted EBITDA	$102.4 million	$88.0 million	16.4%
Hotel Adjusted EBITDA Margin	27.38%	26.24%	114 basis points

[1]

Pro forma to (a) include the operating results of the Company’s Marriott-managed hotels from January 1, 2012 to June 15, 2012 and all other hotels from January 1, 2012 to June 30, 2012, (b) assume all of the Company’s hotels were owned as of January 1, 2012, and (c) exclude the operating results of the hotels sold during 2012.

Capital Expenditures

As previously announced, the Company is investing approximately $140 million for capital improvements at its hotels in 2013 and early 2014. As of June 30, 2013, the Company has spent approximately $42.6 million on these capital improvements. The Company currently expects renovation disruption of $12 to $15 million of Hotel Adjusted EBITDA during the year ended December 31, 2013, which has been factored into its outlook for 2013. The Company does not expect meaningful disruption during 2014. The following is an update on the most significant capital projects.

Lexington Hotel New York: The Company made significant progress on its comprehensive renovation of the Lexington Hotel during the second quarter, essentially completing the hotel’s public spaces and returning approximately 365 renovated rooms to available inventory, with the balance of the rooms all under renovation. The remaining rooms will be substantially complete by the end of the third quarter and the hotel is now integrated with the Marriott reservation system. The upgrade to Marriott’s Autograph Collection is expected to occur during the month of August 2013.

The Company will create 15 new rooms at the hotel by splitting several underutilized junior suites and converting an underutilized lounge into two new rooms. After renovation, the Lexington Hotel will include 725 guestrooms. The incremental rooms will cost less than $1 million, or less than $70,000 per key. The Company believes that the addition of 15 new rooms will increase the net asset value of the hotel by approximately $8 million. The total estimated renovation cost is expected to be approximately $46 million, after including the cost of the new rooms.

Manhattan Courtyards: The Company completed the renovation of the guest rooms, corridors and guest bathrooms at the Courtyard Manhattan/Midtown East and Courtyard Manhattan/Fifth Avenue. The renovation at the Courtyard Midtown East included the addition of 5 new guest rooms that the Company believes will add approximately $2.5 million to the net asset value of the hotel.

The Company has other significant renovation projects planned for later in 2013 and early 2014, which are not expected to cause material disruption. The Company has finalized the scope and timing of the following projects:

•

Westin Washington D.C.: A comprehensive $16.5 million renovation is expected to start during the fourth quarter of 2013 and to be completed in early 2014. After renovation, the hotel will be well positioned to regain market share and capture higher-rated business, leisure and group customers. The renovation scope will enhance every aspect of the guest experience, including the guest rooms, corridors, meeting space and the lobby.

•

Westin San Diego: A comprehensive $14.5 million renovation is expected to start during the fourth quarter of 2013 and be completed in early 2014. The renovation scope will include the guestrooms, corridors, lobby, public areas, and meeting space at the hotel.

•

Hilton Minneapolis: A $13 million renovation of the guest rooms, guest bathrooms and corridors is expected to commence in late 2013. The renovated hotel is expected to allow the hotel to further penetrate the group segment.

•

Hilton Boston Downtown: A $7 million renovation of the guest rooms, corridors, public areas, and meeting space is expected to commence during the fourth quarter of 2013 and be completed in early 2014. The Company is also evaluating the feasibility of converting more than 20 of the 66 existing suites into additional rooms at the hotel.

•	Hilton Burlington: A $6 million renovation of the lobby, corridors, guest rooms and outdoor space is expected to commence during the fourth quarter of 2013 and be completed in early 2014.

Hilton Garden Inn Times Square Update

The Company is under contract to purchase the 282-room hotel being constructed in Times Square for a fixed price of approximately $127 million, or $450,000 per key. Construction is progressing on schedule and the Company expects to close on the acquisition of the hotel in mid-2014. The hotel has recently completed vertical construction at 37 stories, and the Company made its final $5 million deposit in July, bringing the total deposit to $27 million. The hotel will be branded a Hilton Garden Inn and be operated by Highgate Hotels, the largest operator of hotels in New York City. At this time, the Company anticipates the balance of the acquisition price of approximately $100 million will be funded by corporate cash, a draw on its corporate credit facility, or proceeds from financing one of its unencumbered assets.

Balance Sheet

As of June 30, 2013, the Company had $54.3 million of unrestricted cash on hand and approximately $1.1 billion of total debt, which consists solely of property-specific mortgage debt. The Company has no outstanding borrowings on its $200 million senior unsecured credit facility.

Share Repurchase Program

The Company’s Board of Directors voted to authorize the Company to purchase up to $100 million in shares of its common stock. Repurchases under this program will be made in open market or privately negotiated transactions. This authority may be exercised from time to time and in such amounts as market conditions warrant, and subject to regulatory considerations. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements, market conditions, and other corporate liquidity requirements and priorities. The share repurchase program may be suspended or terminated at any time without prior notice.

Dividends

The Company’s Board of Directors declared a quarterly dividend of $0.085 per share to stockholders of record as of June 28, 2013. The dividend was paid on July 11, 2013.

Outlook and Guidance

The Company is providing annual guidance for 2013, but does not undertake to update it for any developments in its business. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. The Company’s 2013 RevPAR guidance assumes all of the Company’s 27 hotels were owned since January 1, 2012.

The Company is reaffirming its 2013 guidance. The current guidance reflects the outperformance of certain of the Company’s hotels compared to previous expectations, specifically:

•	Stronger group performance at the Westin Boston Waterfront and the Chicago Marriott Downtown

•	Stronger transient demand at the San Diego Westin and Salt Lake City Marriott.

This outperformance is offset by an increase in estimated renovation disruption to a range of $12.0 million to $15.0 million. The increase is the result of additional displaced rooms at the Lexington Hotel as a result of a power interruption and construction of the 15 new rooms. The increase to the Company’s disruption estimate will primarily impact the third quarter.

The Company expects the full year 2013 results to be as follows:

Metric	Pre-Renovation Guidance	Renovation Disruption	2013 Guidance
Pro Forma RevPAR Growth	4 percent to 6 percent	3 percent	1 percent to 3 percent
Adjusted EBITDA	$210 million to $217 million	$12 million to $15 million	$195 million to $205 million
Adjusted FFO	$149 million to $154 million	$9 million to $11 million	$138 million to $145 million
Adjusted FFO per share (based on 195.9 million shares)	$0.76 to $0.79	$0.05 to $0.06	$0.70 to $0.74

Earnings Call

The Company will host a conference call to discuss its second quarter results on Friday, August 9, 2013, at 9:00 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 866-515-2915 (for domestic callers) or 617-399-5129 (for international callers). The participant passcode is 61365633. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for one year.

Reporting Calendar Change

Effective January 1, 2013, the Company reports its quarterly results of operations on a calendar cycle. Historically, the Company reported its quarterly results of operations based on the fiscal calendar used by Marriott International. Since the Company is not changing its fiscal year, its 2012 financial information will not be restated in its quarterly filings with the U.S. Securities and Exchange Commission. The following table highlights the periods presented in the Company’s 2012 and 2013 reporting calendars.

Quarter	2012 Calendar (as previously reported)		2013 Calendar
1st	Marriott	January 1 – March 23	All	January 1 – March 31
	Non-Marriott	January 1 – February 29
2nd	Marriott	March 24 – June 15	All	April 1 – June 30
	Non-Marriott	March 1 – May 31
3rd	Marriott	June 16 – September 7	All	July 1 – September 30
	Non-Marriott	June 1 – August 31
4th	Marriott	September 8 – December 31	All	October 1 – December 31
	Non-Marriott	September 1 – December 31

The Company cannot fully restate its 2012 operating results because Marriott did not provide 2012 operating results on a daily basis. Hotel operating results incorporated into the Company’s financial statements are prepared by its hotel managers. The unavailability of 2012 operating results on a calendar quarter basis for all of the Company’s hotels prevented the restatement of the Company’s 2012 quarterly financial statements. Instead, in comparing 2013 quarterly results to 2012 results, the Company will (i) use the non-Marriott 2012 results on a calendar quarter basis and (ii) amend the previously reported Marriott 2012 quarterly results as follows:

•	The first quarter of 2012 includes Marriott operating results from January 1 to March 23.

•	The second quarter of 2012 includes Marriott operating results from March 24 to June 15.

•	The third quarter of 2012 includes Marriott operating results from June 16 to October 5.

•	The fourth quarter of 2012 includes the Marriott operating results from October 6 to December 31.

Therefore, the 2013 calendar quarters will have 8 additional days in the first quarter, 7 additional days in the second quarter, 20 fewer days in the third quarter and 5 additional days in the fourth quarter.

The following table reallocates selected 2012 quarterly pro forma operating information as described above into the 2013 reporting calendar.

	Quarter 1, 2012	Quarter 2, 2012	Quarter 3, 2012	Quarter 4, 2012
RevPAR	$117.09	$146.48	$139.56	$133.36
Revenues (in thousands)	$167,026	$210,809	$228,371	$196,005
Hotel Adjusted EBITDA (in thousands)	$35,685	$64,564	$63,776	$54,085
% of Full Year	16.4%	29.6%	29.2%	24.8%
Hotel Adjusted EBITDA Margin	21.36%	30.63%	27.93%	27.59%
Available Rooms	1,004,405	1,010,443	1,184,252	1,034,027

About the Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 27 premium quality hotels with over 11,500 rooms. The Company has strategically positioned its hotels to generally be operated under the leading global brands such as Hilton, Marriott, and Westin. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; risks associated with the development of a hotel by a third-party developer; risks associated with the rebranding of the Lexington Hotel New York; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY

CONSOLIDATED BALANCE SHEETS

As of June 30, 2013 and December 31, 2012

(in thousands, except share and per share amounts)

	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Property and equipment, at cost	$3,173,959	$3,131,175
Less: accumulated depreciation	(573,332)	(519,721)

	2,600,627	2,611,454
Deferred financing costs, net	8,719	9,724
Restricted cash	88,115	76,131
Due from hotel managers	86,129	68,532
Note receivable	48,661	53,792
Favorable lease assets, net	40,452	40,972
Prepaid and other assets (1)	77,904	73,814
Cash and cash equivalents	54,251	9,623

Total assets	$3,004,858	$2,944,042

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage debt	$1,064,074	$968,731
Senior unsecured credit facility	—	20,000

Total debt	1,064,074	988,731
Deferred income related to key money, net	24,168	24,362
Unfavorable contract liabilities, net	79,103	80,043
Due to hotel managers	55,631	51,003
Dividends declared and unpaid	16,919	15,911
Accounts payable and accrued expenses (2)	91,025	88,879

Total other liabilities	266,846	260,198
Stockholders’ Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 195,470,791 and 195,145,707 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	1,955	1,951
Additional paid-in capital	1,977,520	1,976,200
Accumulated deficit	(305,537)	(283,038)

Total stockholders’ equity	1,673,938	1,695,113

Total liabilities and stockholders’ equity	$3,004,858	$2,944,042

(1)	Includes $39.4 million of deferred tax assets, $21.9 million for the Hilton Garden Inn Times Square purchase deposit, $10.1 million of prepaid expenses and $6.5 million of other assets as of June 30, 2013.
(2)	Includes $56.2 million of deferred ground rent, $11.4 million of deferred tax liabilities, $11.1 million of accrued property taxes, $3.2 million of accrued capital expenditures and $9.1 million of other accrued liabilities as of June 30, 2013.

DIAMONDROCK HOSPITALITY COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Fiscal Quarters Ended June 30, 2013 and June 15, 2012 and

the Periods from January 1, 2013 to June 30, 2013 and January 1, 2012 to June 15, 2012

(in thousands, except per share amounts)

	Fiscal Quarter Ended		Period From
	June 30, 2013	June 15, 2012	January 1, 2013 to June 30, 2013	January 1, 2012 to June 15, 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Rooms	$154,549	$123,972	$278,835	$205,465
Food and beverage	56,943	46,414	102,220	76,625
Other	12,692	10,564	24,432	17,282

Total revenues	224,184	180,950	405,487	299,372

Operating Expenses:
Rooms	39,226	32,605	75,569	56,958
Food and beverage	38,079	32,419	71,885	55,723
Management fees	7,351	6,502	12,231	9,569
Other hotel expenses	74,559	59,248	144,126	107,034
Depreciation and amortization	27,193	20,129	54,026	40,190
Impairment of favorable lease asset	—	468	—	468
Hotel acquisition costs	14	1,999	24	2,031
Corporate expenses	5,287	5,001	13,123	9,484

Total operating expenses	191,709	158,371	370,984	281,457

Operating profit	32,475	22,579	34,503	17,915

Other Expenses (Income):
Interest income	(1,659)	(155)	(2,945)	(217)
Interest expense	14,456	12,510	28,040	23,978
Gain on early extinguishment of debt	—	—	—	(144)

Total other expenses	12,797	12,355	25,095	23,617

Income (loss) from continuing operations before income taxes	19,678	10,224	9,408	(5,702)
Income tax (expense) benefit	(4,606)	(1,739)	1,537	4,081

Income from continuing operations	15,072	8,485	10,945	(1,621)
Income from discontinued operations, net of income taxes	—	459	—	13,180

Net income	$15,072	$8,944	$10,945	$11,559

Earnings (loss) earnings per share:
Continuing operations	$0.08	$0.05	$0.06	$(0.01)
Discontinued operations	—	0.00	—	0.08

Basic and diluted earnings per share	$0.08	$0.05	$0.06	$0.07

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. EBITDA, Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

EBITDA and FFO

EBITDA represents net income excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. In addition, covenants included in our indebtedness use EBITDA as a measure of financial compliance. We also use EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by NAREIT, which defines FFO as net income determined in accordance with GAAP, excluding gains or losses from sales of properties and impairment losses, plus depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company’s operations without regard to specified non-cash items, such as real estate depreciation and amortization and gain or loss on sale of assets. The Company also uses FFO as one measure in assessing its results.

Adjustments to EBITDA and FFO

We adjust EBITDA and FFO when evaluating our performance because we believe that the exclusion of certain additional recurring and non-recurring items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA and Adjusted FFO, when combined with GAAP net income, EBITDA and FFO, is beneficial to an investor’s complete understanding of our operating performance. We adjust EBITDA and FFO for the following items:

•	Non-Cash Ground Rent: We exclude the non-cash expense incurred from the straight line recognition of rent from our ground lease obligations and the non-cash amortization of our favorable lease assets.

•

Non-Cash Amortization of Favorable and Unfavorable Contracts: We exclude the non-cash amortization of the favorable management contract assets recorded in conjunction with our acquisitions of the Westin Washington D.C. City Center, Westin San Diego, and Hilton Burlington and the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with our acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown, the Renaissance Charleston and the Lexington Hotel New York. The amortization of the favorable and unfavorable contracts does not reflect the underlying operating performance of our hotels.

•

Cumulative Effect of a Change in Accounting Principle: Infrequently, the Financial Accounting Standards Board (FASB) promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these one-time adjustments because they do not reflect its actual performance for that period.

•

Gains from Early Extinguishment of Debt: We exclude the effect of gains recorded on the early extinguishment of debt because we believe they do not accurately reflect the underlying performance of the Company.

•	Acquisition Costs: We exclude acquisition transaction costs expensed during the period because we believe they do not reflect the underlying performance of the Company.

•

Allerton Loan: In 2012, due to the uncertainty of the timing of the bankruptcy resolution, we excluded both cash interest payments received and the legal costs incurred as a result of the bankruptcy proceedings from our calculation of Adjusted EBITDA and Adjusted FFO. Due to the settlement of the bankruptcy proceedings and amended and restated loan, we commenced recognizing interest income in 2013, which includes the amortization of the difference between the carrying basis of the old loan and face value of the new loan. Cash payments received during 2010 and 2011 that were included in Adjusted EBITDA and Adjusted FFO and reduced the carrying basis of the loan will be now be deducted from Adjusted EBITDA and Adjusted FFO on a straight-line basis over the anticipated five-year term of the new loan.

•

Other Non-Cash and /or Unusual Items: We exclude the effect of certain non-cash and/or unusual items because we believe they do not reflect the underlying performance of the Company. In 2012, we excluded the franchise termination fee paid to Radisson because we believe that including it would not reflect the ongoing performance of the hotel. In 2013, we exclude the severance costs associated with the retirement of our Chief Operating Officer because these costs do not reflect the underlying performance of the Company.

In addition, to derive Adjusted EBITDA we exclude gains or losses on dispositions and impairment losses because we believe that including them in EBITDA is not consistent with reflecting the ongoing performance of our hotels. Additionally, the gain or loss on dispositions and impairment losses represent either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to debt instruments. Specifically, we exclude the impact of the non-cash amortization of the debt premium recorded in conjunction with the acquisition of the JW Marriott Denver at Cherry Creek and fair market value adjustments to the Company’s interest rate cap agreement.

The following tables are reconciliations of our U.S. GAAP net income to EBITDA and Adjusted EBITDA (in thousands):

	Fiscal Quarter Ended
	June 30, 2013	June 15, 2012 Pro Forma (1)	June 15, 2012 As Reported (2)
Net income	$15,072	$17,065	$8,944
Interest expense	14,456	12,511	12,510
Income tax benefit (3)	4,606	1,848	1,848
Real estate related depreciation and amortization (4)	27,193	24,532	20,571

EBITDA	61,327	55,956	43,873
Non-cash ground rent	1,717	1,618	1,575
Non-cash amortization of favorable and unfavorable contracts, net	(354)	(317)	(432)
Acquisition costs	14	1,999	1,999
Reversal of previously recognized Allerton income	(291)	—	—
Allerton loan legal fees	—	590	590
Impairment of favorable lease asset	—	468	468

Adjusted EBITDA	$62,413	$60,314	$48,073

(1)	Pro forma to (a) include the operating results of the Company’s Marriott-managed hotels from March 24, 2012 to June 15, 2012 and all other hotels from April 1, 2012 to June 30, 2012, (b) assume all of the Company’s 27 hotels were owned as of January 1, 2012, and (c) exclude the operating results of the hotels sold during 2012.
(2)	As reported in the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 25, 2012.
(3)	Amounts include income tax expense included in discontinued operations as follows: $0.1 million in the fiscal quarter ended June 15, 2012 As Reported.
(4)	Amounts include depreciation expense included in discontinued operations as follows: $0.4 million in the fiscal quarter ended June 15, 2012 As Reported.

	Period from
	January 1, 2013 to June 30, 2013	January 1, 2012 to June 15, 2012 Pro Forma (1)	January 1, 2012 to June 15, 2012 As Reported (2)
Net income	$10,945	$25,955	$11,559
Interest expense (3)	28,040	23,977	26,274
Income tax benefit (4)	(1,537)	(3,740)	(3,740)
Real estate related depreciation and amortization (5)	54,026	48,996	41,089

EBITDA	91,474	95,188	75,182
Non-cash ground rent	3,410	3,194	3,107
Non-cash amortization of favorable and unfavorable contracts, net	(709)	(634)	(864)
Gain on sale of hotel properties	—	(10,017)	(10,017)
Gain on early extinguishment of debt	—	(144)	(144)
Acquisition costs	24	2,031	2,031
Reversal of previously recognized Allerton income	(581)	—	—
Allerton loan legal fees	—	912	912
Franchise termination fee	—	750	750
Severance costs (6)	3,065	—	—
Impairment of favorable lease asset	—	468	468

Adjusted EBITDA	$96,683	$91,748	$71,425

(1)	Pro forma to (a) include the operating results of the Company’s Marriott-managed hotels from January 1, 2012 to June 15, 2012 and all other hotels from January 1, 2012 to June 30, 2012, (b) assume all of the Company’s 27 hotels were owned as of January 1, 2012, and (c) exclude the operating results of the hotels sold during 2012.
(2)	As reported in the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 25, 2012.
(3)	Amounts include interest expense included in discontinued operations as follows: $2.3 million in the period from January 1, 2012 to June 15, 2012 As Reported.
(4)	Amounts include income tax expense included in discontinued operations as follows: $0.3 million in the period from January 1, 2012 to June 15, 2012 As Reported.
(5)	Amounts include depreciation expense included in discontinued operations as follows: $0.9 million in the period from January 1, 2012 to June 15, 2012 As Reported.
(6)	Severance costs recognized in connection with the retirement of John L. Williams as Chief Operating Officer.

	Guidance
	Pre-Renovation 2013		2013
	Low End	High End	Low End	High End
Net income (1)	$36,567	$42,567	$25,567	$33,567
Interest expense	58,000	58,100	58,000	58,100
Income tax expense (benefit)	2,600	4,500	(1,400)	1,500
Real estate related depreciation and amortization	107,000	106,000	107,000	106,000

EBITDA	204,167	211,167	189,167	199,167
Non-cash ground rent	6,400	6,400	6,400	6,400
Non-cash amortization of favorable and unfavorable contracts, net	(1,400)	(1,400)	(1,400)	(1,400)
Key money write-off	(1,069)	(1,069)	(1,069)	(1,069)
Reversal of previously recognized Allerton income	(1,163)	(1,163)	(1,163)	(1,163)
Severence costs (2)	3,065	3,065	3,065	3,065

Adjusted EBITDA	$210,000	$217,000	$195,000	$205,000

(1)	Net income includes approximately $6.1 million of interest income related to the Allerton loan.
(2)	Severance costs recognized in connection with the retirement of John L. Williams as Chief Operating Officer.

The following tables are reconciliations of our U.S. GAAP net income to FFO and Adjusted FFO (in thousands):

	Fiscal Quarter Ended
	June 30, 2013	June 15, 2012 Pro Forma (1)	June 15, 2012 As Reported (2)
Net income	$15,072	$17,065	$8,944
Real estate related depreciation and amortization (3)	27,193	24,532	20,571
Impairment of favorable lease asset	—	468	468

FFO	42,265	42,065	29,983
Non-cash ground rent	1,717	1,618	1,575
Non-cash amortization of unfavorable contract liabilities	(354)	(317)	(432)
Acquisition costs	14	1,999	1,999
Reversal of previously recognized Allerton income	(291)	—	—
Allerton loan legal fees	—	590	590
Fair value adjustments to debt instruments	(125)	448	448

Adjusted FFO	$43,226	$46,403	$34,163

Adjusted FFO per share	$0.22	$0.28	$0.20

(1)	Pro forma to (a) include the operating results of the Company’s Marriott-managed hotels from March 24, 2012 to June 15, 2012 and all other hotels from April 1, 2012 to June 30, 2012, (b) assume all of the Company’s 27 hotels were owned as of January 1, 2012, and (c) exclude the operating results of the hotels sold during 2012.
(2)	As reported in the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 25, 2012.
(3)	Amounts include depreciation expense included in discontinued operations as follows: $0.4 million in the fiscal quarter ended June 15, 2012 As Reported.

	Period from
	January 1, 2013 to June 30, 2013	January 1, 2012 to June 15, 2012 Pro Forma (1)	January 1, 2012 to June 15, 2012 As Reported (2)
Net income	$10,945	$25,955	$11,559
Real estate related depreciation and amortization (3)	54,026	48,996	41,089
Impairment of favorable lease asset	—	468	468
Gain on sale of hotel properties	—	(10,017)	(10,017)

FFO	64,971	65,402	43,099
Non-cash ground rent	3,410	3,194	3,107
Non-cash amortization of unfavorable contract liabilities	(709)	(634)	(864)
Gain on early extinguishment of debt	—	(144)	(144)
Acquisition costs	24	2,031	2,031
Reversal of previously recognized Allerton income	(581)	—	—
Allerton loan legal fees	—	912	912
Franchise termination fee	—	750	750
Severance costs (4)	3,065	—	—
Fair value adjustments to debt instruments	(191)	401	401

Adjusted FFO	$69,989	$71,912	$49,292

Adjusted FFO per share	$0.36	$0.43	$0.29

(1)	Pro forma to (a) include the operating results of the Company’s Marriott-managed hotels from January 1, 2012 to June 15, 2012 and all other hotels from January 1, 2012 to June 30, 2012, (b) assume all of the Company’s 27 hotels were owned as of January 1, 2012, and (c) exclude the operating results of the hotels sold during 2012.
(2)	As reported in the Company’s Quarterly Report on Form 10-Q filed with the SEC on July 25, 2012.
(3)	Amounts include depreciation expense included in discontinued operations as follows: $0.9 million in the period from January 1, 2012 to June 15, 2012 As Reported.
(4)	Severance costs recognized in connection with the retirement of John L. Williams as Chief Operating Officer.

	Guidance
	Pre-Renovation 2013		2013
	Low End	High End	Low End	High End
Net income (1)	$36,567	$42,567	$25,567	$33,567
Real estate related depreciation and amortization	107,000	106,000	107,000	106,000

FFO	143,567	148,567	132,567	139,567
Non-cash ground rent	6,400	6,400	6,400	6,400
Non-cash amortization of favorable and unfavorable contracts, net	(1,400)	(1,400)	(1,400)	(1,400)
Key money write-off	(1,069)	(1,069)	(1,069)	(1,069)
Reveral of previously recognized Allerton income	(1,163)	(1,163)	(1,163)	(1,163)
Severence costs (2)	3,065	3,065	3,065	3,065
Debt premium amortization	(400)	(400)	(400)	(400)

Adjusted FFO	$149,000	$154,000	$138,000	$145,000

Adjusted FFO per share	$0.76	$0.79	$0.70	$0.74

(1)	Net income includes approximately $6.1 million of interest income related to the Allerton loan.
(2)	Severance costs recognized in connection with the retirement of John L. Williams as Chief Operating Officer.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

Certain Definitions

In this release, when we discuss “Hotel Adjusted EBITDA,” we exclude from Hotel EBITDA the non-cash expense incurred by the hotels due to the straight lining of the rent from our ground lease obligations, the non-cash amortization of our favorable lease assets, the non-cash amortization of the unfavorable contract liabilities recorded in conjunction with the acquisitions of the Bethesda Marriott Suites, the Chicago Marriott Downtown, the Renaissance Charleston and the Lexington Hotel New York. Hotel EBITDA represents hotel net income excluding: (1) interest expense; (2) income taxes; and (3) depreciation and amortization. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. Net debt is calculated as total debt outstanding less unrestricted cash.

DIAMONDROCK HOSPITALITY COMPANY

PRO FORMA HOTEL OPERATING DATA

Schedule of Property Level Results

(in thousands)

(unaudited)

	Fiscal Quarter Ended			Period From
	June 30, 2013	June 15, 2012	% Change	January 1, 2013 to June 30, 2013	January 1, 2012 to June 15, 2012	% Change
Revenues:
Rooms	$154,549	$148,005	4.4%	$278,835	$265,608	5.0%
Food and beverage	56,943	50,716	12.3%	102,220	90,617	12.8%
Other	12,692	12,092	5.0%	24,432	21,611	13.1%

Total revenues	224,184	210,813	6.3%	405,487	377,836	7.3%
Operating Expenses:
Rooms departmental expenses	$39,226	$37,018	6.0%	$75,569	$69,820	8.2%
Food and beverage departmental expenses	38,079	34,501	10.4%	71,885	64,540	11.4%
Other direct departmental	6,017	5,365	12.2%	11,677	10,370	12.6%
General and administrative	16,181	15,915	1.7%	31,909	30,538	4.5%
Utilities	7,154	6,440	11.1%	14,262	13,436	6.1%
Repairs and maintenance	9,644	8,618	11.9%	18,789	17,062	10.1%
Sales and marketing	17,451	17,236	1.2%	33,153	32,635	1.6%
Base management fees	5,348	5,327	0.4%	9,761	9,454	3.2%
Incentive management fees	2,003	1,692	18.4%	2,470	1,752	41.0%
Property taxes	11,087	9,196	20.6%	20,892	18,467	13.1%
Ground rent	3,711	3,525	5.3%	7,481	7,012	6.7%
Other fixed expenses	3,316	2,710	22.4%	5,964	5,066	17.7%

Total hotel operating expenses	$159,217	$147,543	7.9%	$303,812	$280,152	8.4%
Hotel EBITDA	64,967	63,270	2.7%	101,675	97,684	4.1%
Non-cash ground rent	1,717	1,618	6.1%	3,410	3,194	6.8%
Non-cash amortization of unfavorable contract liabilities	(354)	(317)	11.7%	(709)	(634)	11.8%

Hotel Adjusted EBITDA	$66,330	$64,571	2.7%	$104,376	$100,244	4.1%

NOTE:

The pro forma operating data above includes the operating results for the Company’s 27 hotels assuming they were owned since January 1, 2012. The fiscal quarter ended June 15, 2012 includes the operating results of the Company’s Marriott-managed hotels from March 24, 2012 to June 15, 2012 and all other hotels from April 1, 2012 to June 30, 2012. The Period from January 1, 2012 to June 15, 2012 includes the operating results of the Company’s Marriott-managed hotels from January 1, 2012 to June 15, 2012 and all other hotels from January 1, 2012 to June 30, 2012.

Market Capitalization as of June 30, 2013 (in thousands, except per share data)
Enterprise Value
Common equity capitalization (at June 30, 2013 closing price of $9.32/share)	$1,827,681
Consolidated debt	1,064,074
Cash and cash equivalents	(54,251)

Total enterprise value	$2,837,504

Share Reconciliation
Common shares outstanding	195,471
Unvested restricted stock held by management and employees	557
Share grants under deferred compensation plan held by directors	75

Combined shares outstanding	196,103

Debt Summary as of June 30, 2013 (dollars in thousands)
Property	Interest Rate	Term	Outstanding Principal	Maturity
Courtyard Manhattan / Midtown East	8.810%	Fixed	$41,736	October 2014
Salt Lake City Marriott Downtown	5.500%	Fixed	27,817	January 2015
Courtyard Manhattan / Fifth Avenue	6.480%	Fixed	49,882	June 2016
Los Angeles Airport Marriott	5.300%	Fixed	82,600	July 2015
Frenchman’s Reef Marriott	5.440%	Fixed	58,183	August 2015
Renaissance Worthington	5.400%	Fixed	54,254	July 2015
Orlando Airport Marriott	5.680%	Fixed	57,182	January 2016
Chicago Marriott Downtown	5.975%	Fixed	209,953	April 2016
Hilton Minneapolis	5.464%	Fixed	96,054	May 2021
JW Marriott Denver Cherry Creek	6.470%	Fixed	40,324	July 2015
Lexington Hotel New York	LIBOR + 3.00	Variable	170,368	March 2015
Westin Washington D.C. City Center	3.990%	Fixed	73,283	January 2023
The Lodge at Sonoma	3.960%	Fixed	30,913	April 2023
Westin San Diego	3.940%	Fixed	70,801	April 2023
Debt premium (1)			724

Total mortgage debt			1,064,074

Senior unsecured credit facility	LIBOR + 1.90	Variable	—	January 2017

Total debt			$1,064,074

(1)	Non-cash GAAP adjustment recorded upon the assumption of the JW Marriott Denver at Cherry Creek mortgage debt in 2011.

Pro Forma Operating Statistics – Second Quarter (1)
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	2Q 2013	2Q 2012	B/(W)	2Q 2013	2Q 2012	B/(W)	2Q 2013	2Q 2012	B/(W)	2Q 2013	2Q 2012	B/(W)
Atlanta Alpharetta	$150.62	$137.08	9.9%	79.8%	69.3%	10.5%	$120.23	$95.04	26.5%	37.27%	32.55%	472 bps
Bethesda Marriott Suites	$167.70	$164.59	1.9%	74.1%	77.0%	(2.9%)	$124.24	$126.77	(2.0%)	32.39%	32.02%	37 bps
Boston Westin	$222.10	$217.04	2.3%	86.7%	84.4%	2.3%	$192.52	$183.08	5.2%	33.37%	30.39%	298 bps
Hilton Boston Downtown	$242.09	$245.48	(1.4%)	85.2%	86.2%	(1.0%)	$206.33	$211.70	(2.5%)	38.56%	47.50%	-894 bps
Hilton Burlington	$161.90	$159.23	1.7%	73.4%	76.9%	(3.5%)	$118.88	$122.45	(2.9%)	43.37%	42.08%	129 bps
Renaissance Charleston	$209.51	$208.44	0.5%	92.4%	91.2%	1.2%	$193.65	$190.08	1.9%	39.40%	41.79%	-239 bps
Hilton Garden Inn Chelsea	$249.87	$220.28	13.4%	97.9%	96.9%	1.0%	$244.59	$213.39	14.6%	49.99%	47.01%	298 bps
Chicago Marriott	$233.79	$219.46	6.5%	83.1%	79.2%	3.9%	$194.17	$173.85	11.7%	28.24%	29.42%	-118 bps
Chicago Conrad	$246.72	$227.74	8.3%	89.7%	86.9%	2.8%	$221.26	$198.02	11.7%	41.80%	36.97%	483 bps
Courtyard Denver Downtown	$181.22	$163.21	11.0%	86.4%	87.2%	(0.8%)	$156.53	$142.34	10.0%	49.40%	48.32%	108 bps
Courtyard Fifth Avenue	$284.76	$280.54	1.5%	72.8%	88.3%	(15.5%)	$207.21	$247.79	(16.4%)	19.66%	30.92%	-1126 bps
Courtyard Midtown East	$285.49	$283.42	0.7%	77.2%	86.1%	(8.9%)	$220.26	$244.06	(9.8%)	30.37%	38.59%	-822 bps
Frenchman’s Reef	$223.59	$227.70	(1.8%)	86.6%	81.8%	4.8%	$193.58	$186.17	4.0%	18.61%	19.39%	-78 bps
JW Marriott Denver Cherry Creek	$245.56	$230.70	6.4%	82.7%	78.5%	4.2%	$202.99	$180.99	12.2%	31.72%	32.44%	-72 bps
Los Angeles Airport	$113.41	$111.87	1.4%	89.3%	85.0%	4.3%	$101.24	$95.06	6.5%	26.23%	21.38%	485 bps
Hilton Minneapolis	$158.82	$147.35	7.8%	82.6%	80.7%	1.9%	$131.24	$118.94	10.3%	35.39%	32.25%	314 bps
Oak Brook Hills	$127.33	$113.55	12.1%	64.0%	59.6%	4.4%	$81.44	$67.65	20.4%	14.74%	8.74%	600 bps
Orlando Airport Marriott	$96.83	$105.42	(8.1%)	75.5%	74.7%	0.8%	$73.12	$78.75	(7.1%)	26.15%	23.87%	228 bps
Hotel Rex	$183.81	$166.09	10.7%	88.2%	91.5%	(3.3%)	$162.17	$151.89	6.8%	32.64%	35.19%	-255 bps
Salt Lake City Marriott	$141.94	$131.35	8.1%	75.5%	66.3%	9.2%	$107.10	$87.13	22.9%	34.91%	26.52%	839 bps
The Lodge at Sonoma	$252.76	$223.57	13.1%	79.4%	77.4%	2.0%	$200.81	$172.94	16.1%	27.94%	20.32%	762 bps
Torrance Marriott South Bay	$119.00	$109.01	9.2%	85.1%	85.6%	(0.5%)	$101.32	$93.35	8.5%	27.47%	27.04%	43 bps
Vail Marriott	$137.79	$146.00	(5.6%)	55.9%	47.4%	8.5%	$77.01	$69.19	11.3%	(1.99%)	(10.57%)	858 bps
Lexington Hotel New York	$215.96	$225.03	(4.0%)	50.6%	95.9%	(45.3%)	$109.17	$215.89	(49.4%)	(3.02%)	39.49%	-4251 bps
Westin San Diego	$152.30	$158.42	(3.9%)	87.4%	79.3%	8.1%	$133.09	$125.61	6.0%	34.32%	32.28%	204 bps
Westin Washington D.C. City Center	$212.42	$215.48	(1.4%)	86.0%	83.7%	2.3%	$182.76	$180.36	1.3%	40.22%	42.36%	-214 bps
Renaissance Worthington	$174.64	$156.48	11.6%	65.7%	75.7%	(10.0%)	$114.69	$118.39	(3.1%)	34.56%	33.22%	134 bps

Total	$185.29	$182.38	1.6%	79.2%	80.3%	(1.1%)	$146.84	$146.48	0.2%	29.59%	30.63%	-104 bps

Total Excluding NY Renovations (2)	$179.53	$173.57	3.4%	81.4%	78.9%	2.5%	$146.14	$136.93	6.7%	30.93%	29.63%	130 bps

(1)	The pro forma operating data includes the operating results for the Company’s 27 hotels assuming they were owned since January 1, 2012.
(2)	Excludes the three hotels in New York City under renovation; the Lexington Hotel New York, Courtyard Manhattan Midtown East and Courtyard Fifth Avenue.

Pro Forma Operating Statistics – Year to Date (1)
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	YTD 2013	YTD 2012	B/(W)	YTD 2013	YTD 2012	B/(W)	YTD 2013	YTD 2012	B/(W)	YTD 2013	YTD 2012	B/(W)
Atlanta Alpharetta	$148.70	$140.78	5.6%	76.4%	68.3%	8.1%	$113.62	$96.13	18.2%	36.28%	34.32%	196 bps
Bethesda Marriott Suites	$171.63	$169.28	1.4%	61.5%	64.5%	(3.0%)	$105.51	$109.15	(3.3%)	26.80%	27.17%	-37 bps
Boston Westin	$201.73	$201.62	0.1%	75.2%	72.1%	3.1%	$151.69	$145.37	4.3%	23.62%	21.11%	251 bps
Hilton Boston Downtown	$208.53	$211.49	(1.4%)	79.2%	77.3%	1.9%	$165.20	$163.55	1.0%	30.41%	37.55%	-714 bps
Hilton Burlington	$143.80	$141.76	1.4%	67.8%	68.4%	(0.6%)	$97.56	$96.90	0.7%	35.45%	32.07%	338 bps
Renaissance Charleston	$197.37	$190.30	3.7%	86.7%	85.7%	1.0%	$171.22	$163.09	5.0%	36.44%	36.58%	-14 bps
Hilton Garden Inn Chelsea	$215.12	$192.64	11.7%	97.0%	94.0%	3.0%	$208.68	$181.11	15.2%	43.07%	39.69%	338 bps
Chicago Marriott	$203.06	$193.36	5.0%	72.9%	67.6%	5.3%	$148.11	$130.68	13.3%	21.07%	18.91%	216 bps
Chicago Conrad	$210.74	$199.83	5.5%	80.6%	76.0%	4.6%	$169.82	$151.91	11.8%	27.85%	23.86%	399 bps
Courtyard Denver Downtown	$167.70	$155.03	8.2%	83.0%	84.5%	(1.5%)	$139.26	$130.96	6.3%	44.35%	44.92%	-57 bps
Courtyard Fifth Avenue	$260.81	$250.04	4.3%	68.6%	86.2%	(17.6%)	$178.95	$215.56	(17.0%)	10.28%	22.51%	-1223 bps
Courtyard Midtown East	$255.23	$248.19	2.8%	75.7%	82.6%	(6.9%)	$193.14	$204.99	(5.8%)	22.02%	29.53%	-751 bps
Frenchman’s Reef	$267.81	$259.12	3.4%	88.5%	83.5%	5.0%	$237.04	$216.27	9.6%	26.16%	26.59%	-43 bps
JW Marriott Denver Cherry Creek	$236.45	$223.13	6.0%	79.2%	73.7%	5.5%	$187.38	$164.50	13.9%	28.85%	28.23%	62 bps
Los Angeles Airport	$113.69	$109.98	3.4%	85.7%	87.3%	(1.6%)	$97.39	$96.05	1.4%	22.20%	20.77%	143 bps
Hilton Minneapolis	$140.82	$135.68	3.8%	72.2%	71.2%	1.0%	$101.67	$96.59	5.3%	26.97%	24.16%	281 bps
Oak Brook Hills	$120.92	$112.58	7.4%	54.0%	54.7%	(0.7%)	$65.29	$61.57	6.0%	4.68%	3.47%	121 bps
Orlando Airport Marriott	$104.10	$110.82	(6.1%)	81.2%	79.2%	2.0%	$84.48	$87.81	(3.8%)	27.85%	28.53%	-68 bps
Hotel Rex	$178.38	$170.17	4.8%	82.7%	84.6%	(1.9%)	$147.47	$143.89	2.5%	29.22%	33.72%	-450 bps
Salt Lake City Marriott	$144.51	$135.38	6.7%	71.5%	68.8%	2.7%	$103.36	$93.10	11.0%	35.10%	31.44%	366 bps
The Lodge at Sonoma	$228.11	$207.18	10.1%	71.3%	64.8%	6.5%	$162.66	$134.33	21.1%	20.10%	11.42%	868 bps
Torrance Marriott South Bay	$118.24	$109.92	7.6%	80.6%	83.2%	(2.6%)	$95.24	$91.49	4.1%	25.42%	25.40%	2 bps
Vail Marriott	$265.54	$259.08	2.5%	72.5%	65.5%	7.0%	$192.51	$169.82	13.4%	36.37%	33.10%	327 bps
Lexington Hotel New York	$187.61	$190.26	(1.4%)	54.6%	94.0%	(39.4%)	$102.45	$178.88	(42.7%)	(7.64%)	30.18%	-3782 bps
Westin San Diego	$153.72	$156.42	(1.7%)	86.0%	76.5%	9.5%	$132.22	$119.63	10.5%	33.15%	31.71%	144 bps
Westin Washington D.C. City Center	$202.87	$206.76	(1.9%)	78.1%	73.6%	4.5%	$158.49	$152.20	4.1%	35.13%	38.12%	-299 bps
Renaissance Worthington	$174.38	$156.28	11.6%	65.2%	76.7%	(11.5%)	$113.70	$119.79	(5.1%)	33.00%	33.21%	-21 bps

Total	$177.74	$173.09	2.7%	74.9%	76.2%	(1.3%)	$133.19	$131.83	1.0%	25.74%	26.53%	-79 bps

Total Excluding NY Renovations (2)	$173.61	$167.60	3.6%	76.4%	74.5%	1.9%	$132.68	$124.89	6.2%	27.38%	26.24%	114 bps

(1)	The pro forma operating data includes the operating results for the Company’s 27 hotels assuming they were owned since January 1, 2012.
(2)	Excludes the three hotels in New York City under renovation; the Lexington Hotel New York, Courtyard Manhattan Midtown East and Courtyard Fifth Avenue.

Pro Forma Hotel Adjusted EBITDA Reconciliation

	Second Quarter 2013 (1)
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (2)	Hotel Adjusted EBITDA
Atlanta Alpharetta	$4,848	$1,399	$408	$—	$—	$1,807
Bethesda Marriott Suites	$4,189	$(575)	$375	$—	$1,557	$1,357
Boston Westin	$24,595	$6,076	$2,128	$—	$3	$8,207
Hilton Boston Downtown	$7,401	$1,376	$1,436	$—	$42	$2,854
Hilton Burlington	$3,618	$704	$842	$—	$23	$1,569
Renaissance Charleston	$3,533	$1,026	$398	$—	$(32)	$1,392
Hilton Garden Inn Chelsea	$3,873	$1,462	$474	$—	$—	$1,936
Chicago Marriott	$29,911	$2,328	$3,317	$3,201	$(398)	$8,448
Chicago Conrad	$8,374	$2,576	$924	$—	$—	$3,500
Courtyard Denver Downtown	$2,686	$1,064	$263	$—	$—	$1,327
Courtyard Fifth Avenue	$3,504	$(648)	$436	$848	$53	$689
Courtyard Midtown East	$6,418	$346	$622	$981	$—	$1,949
Frenchman’s Reef	$16,843	$657	$1,654	$824	$—	$3,135
JW Marriott Denver Cherry Creek	$5,748	$746	$488	$589	$—	$1,823
Los Angeles Airport	$15,192	$1,490	$1,372	$1,123	$—	$3,985
Minneapolis Hilton	$15,481	$2,309	$1,936	$1,349	$(116)	$5,478
Oak Brook Hills	$6,413	$576	$263	$—	$106	$945
Orlando Airport Marriott	$4,918	$(335)	$795	$826	$—	$1,286
Hotel Rex	$1,596	$291	$230	$—	$—	$521
Salt Lake City Marriott	$7,001	$1,315	$735	$394	$—	$2,444
The Lodge at Sonoma	$5,609	$883	$369	$315	$—	$1,567
Torrance Marriott South Bay	$6,171	$1,109	$586	$—	$—	$1,695
Vail Marriott	$4,381	$(692)	$605	$—	$—	$(87)
Lexington Hotel New York	$7,623	$(5,125)	$3,184	$1,681	$30	$(230)
Westin San Diego	$7,570	$774	$1,064	$713	$47	$2,598
Westin Washington D.C. City Center	$8,188	$880	$1,590	$777	$46	$3,293
Renaissance Worthington	$8,500	$1,486	$699	$751	$2	$2,938

Total	$224,184	$23,498	$27,193	$14,372	$1,363	$66,330

Total Excluding NY Renovations (3)	$206,639	$28,925	$22,951	$10,862	$1,280	$63,922

(1)	The pro forma operating data includes the operating results for the Company’s 27 hotels assuming they were owned since January 1, 2012.
(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of favorable lease assets, and the non-cash amortization of unfavorable contract liabilities.
(3)	Excludes the three hotels in New York City under renovation; the Lexington Hotel New York, Courtyard Manhattan Midtown East and Courtyard Fifth Avenue.

Pro Forma Hotel Adjusted EBITDA Reconciliation

	Second Quarter 2012 (1)
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (2)	Hotel Adjusted EBITDA
Atlanta Alpharetta	$3,638	$879	$305	$—	$—	$1,184
Bethesda Marriott Suites	$3,932	$(667)	$479	$—	$1,447	$1,259
Boston Westin	$22,550	$4,933	$1,917	$—	$2	$6,852
Hilton Boston Downtown	$7,525	$2,223	$1,309	$—	$42	$3,574
Hilton Burlington	$3,786	$797	$773	$—	$23	$1,593
Renaissance Charleston	$3,173	$1,005	$350	$—	$(29)	$1,326
Hilton Garden Inn Chelsea	$3,389	$1,156	$437	$—	$—	$1,593
Chicago Marriott	$26,587	$2,216	$2,991	$2,981	$(365)	$7,823
Chicago Conrad	$7,411	$1,972	$768	$—	$—	$2,740
Courtyard Denver Downtown	$2,465	$956	$235	$—	$—	$1,191
Courtyard Fifth Avenue	$3,887	$(68)	$430	$792	$48	$1,202
Courtyard Midtown East	$6,647	$1,116	$548	$901	$—	$2,565
Frenchman’s Reef	$14,789	$645	$1,451	$772	$—	$2,868
JW Marriott Denver Cherry Creek	$5,215	$718	$420	$554	$—	$1,692
Los Angeles Airport	$13,805	$574	$1,340	$1,037	$—	$2,951
Minneapolis Hilton	$14,018	$1,617	$1,748	$1,272	$(116)	$4,521
Oak Brook Hills	$5,046	$(415)	$731	$—	$125	$441
Orlando Airport Marriott	$4,863	$(300)	$688	$773	$—	$1,161
Hotel Rex	$1,469	$311	$206	$—	$—	$517
Salt Lake City Marriott	$5,297	$374	$646	$385	$—	$1,405
The Lodge at Sonoma	$4,548	$574	$350	$—	$—	$924
Torrance Marriott South Bay	$5,363	$713	$737	$—	$—	$1,450
Vail Marriott	$3,406	$(895)	$535	$—	$—	$(360)
Lexington Hotel New York	$14,798	$1,284	$2,363	$2,166	$31	$5,844
Westin San Diego	$6,930	$1,217	$973	$—	$47	$2,237
Westin Washington D.C. City Center	$8,078	$2,234	$1,142	$—	$46	$3,422
Renaissance Worthington	$8,198	$1,359	$661	$704	$(1)	$2,723

Total	$210,813	$26,528	$24,533	$12,337	$1,300	$64,571

Total Excluding NY Renovations (3)	$185,481	$24,196	$21,192	$8,478	$1,221	$54,960

(1)	The pro forma operating data includes the operating results for the Company’s 27 hotels assuming they were owned as of January 1, 2012.
(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.
(3)	Excludes the three hotels in New York City under renovation; the Lexington Hotel New York, Courtyard Manhattan Midtown East and Courtyard Fifth Avenue.

Pro Forma Hotel Adjusted EBITDA Reconciliation

	Year to Date 2013 (1)
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (2)	Hotel Adjusted EBITDA
Atlanta Alpharetta	$9,379	$2,590	$813	$—	$—	$3,403
Bethesda Marriott Suites	$7,235	$(2,058)	$882	$—	$3,115	$1,939
Boston Westin	$38,481	$4,837	$4,247	$—	$5	$9,089
Hilton Boston Downtown	$11,964	$686	$2,868	$—	$84	$3,638
Hilton Burlington	$5,927	$373	$1,683	$—	$45	$2,101
Renaissance Charleston	$6,298	$1,572	$786	$—	$(63)	$2,295
Hilton Garden Inn Chelsea	$6,606	$1,898	$947	$—	$—	$2,845
Chicago Marriott	$47,326	$(2,175)	$6,556	$6,386	$(796)	$9,971
Chicago Conrad	$12,540	$1,657	$1,836	$—	$—	$3,493
Courtyard Denver Downtown	$4,798	$1,605	$523	$—	$—	$2,128
Courtyard Fifth Avenue	$6,039	$(1,927)	$750	$1,689	$109	$621
Courtyard Midtown East	$11,183	$(690)	$1,200	$1,953	$—	$2,463
Frenchman’s Reef	$37,314	$4,865	$3,254	$1,643	$—	$9,762
JW Marriott Denver Cherry Creek	$10,591	$905	$966	$1,184	$—	$3,055
Los Angeles Airport	$29,331	$1,558	$2,720	$2,233	$—	$6,511
Minneapolis Hilton	$24,979	$439	$3,872	$2,691	$(266)	$6,736
Oak Brook Hills	$9,891	$(278)	$525	$—	$216	$463
Orlando Airport Marriott	$11,187	$(49)	$1,520	$1,645	$—	$3,116
Hotel Rex	$2,930	$394	$462	$—	$—	$856
Salt Lake City Marriott	$13,710	$2,551	$1,471	$790	$—	$4,812
The Lodge at Sonoma	$9,445	$812	$733	$353	$—	$1,898
Torrance Marriott South Bay	$11,611	$1,783	$1,168	$—	$—	$2,951
Vail Marriott	$16,659	$4,858	$1,201	$—	$—	$6,059
Lexington Hotel New York	$14,305	$(10,863)	$6,346	$3,361	$63	$(1,093)
Westin San Diego	$14,886	$1,987	$2,117	$737	$94	$4,935
Westin Washington D.C. City Center	$14,332	$211	$3,177	$1,555	$92	$5,035
Renaissance Worthington	$16,540	$2,554	$1,403	$1,497	$4	$5,458

Total	$405,487	$20,095	$54,026	$27,717	$2,702	$104,376

Total Excluding NY Renovations (3)	$373,960	$33,575	$45,730	$20,714	$2,530	$102,385

(1)	The pro forma operating data includes the operating results for the Company’s 27 hotels assuming they were owned since January 1, 2012.
(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of favorable lease assets, and the non-cash amortization of unfavorable contract liabilities.
(3)	Excludes the three hotels in New York City under renovation; the Lexington Hotel New York, Courtyard Manhattan Midtown East and Courtyard Fifth Avenue.

Pro Forma Hotel Adjusted EBITDA Reconciliation

	Year to Date 2012 (1)
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Non-Cash Adjustments (2)	Hotel Adjusted EBITDA
Atlanta Alpharetta	$7,486	$1,971	$598	$—	$—	$2,569
Bethesda Marriott Suites	$6,878	$(1,979)	$958	$—	$2,890	$1,869
Boston Westin	$35,880	$3,418	$4,155	$—	$3	$7,576
Hilton Boston Downtown	$11,892	$1,765	$2,617	$—	$84	$4,466
Hilton Burlington	$5,937	$313	$1,546	$—	$45	$1,904
Renaissance Charleston	$5,498	$1,373	$696	$—	$(58)	$2,011
Hilton Garden Inn Chelsea	$5,777	$1,419	$874	$—	$—	$2,293
Chicago Marriott	$39,626	$(3,373)	$5,643	$5,955	$(730)	$7,495
Chicago Conrad	$11,191	$1,136	$1,534	$—	$—	$2,670
Courtyard Denver Downtown	$4,557	$1,400	$472	$175	$—	$2,047
Courtyard Fifth Avenue	$6,740	$(1,009)	$855	$1,576	$95	$1,517
Courtyard Midtown East	$11,181	$414	$1,094	$1,794	$—	$3,302
Frenchman’s Reef	$31,943	$4,049	$2,890	$1,555	$—	$8,494
JW Marriott Denver Cherry Creek	$9,440	$724	$839	$1,102	$—	$2,665
Los Angeles Airport	$26,906	$841	$2,688	$2,060	$—	$5,589
Minneapolis Hilton	$23,287	$(119)	$3,489	$2,534	$(277)	$5,627
Oak Brook Hills	$8,907	$(1,407)	$1,466	$—	$250	$309
Orlando Airport Marriott	$10,471	$61	$1,388	$1,538	$—	$2,987
Hotel Rex	$2,811	$536	$412	$—	$—	$948
Salt Lake City Marriott	$11,472	$1,556	$1,281	$770	$—	$3,607
The Lodge at Sonoma	$7,321	$150	$686	$—	$—	$836
Torrance Marriott South Bay	$10,345	$1,156	$1,472	$—	$—	$2,628
Vail Marriott	$14,225	$3,640	$1,069	$—	$—	$4,709
Lexington Hotel New York	$24,729	$143	$4,724	$2,529	$67	$7,463
Westin San Diego	$13,310	$2,179	$1,946	$—	$95	$4,220
Westin Washington D.C. City Center	$13,838	$2,899	$2,285	$—	$91	$5,275
Renaissance Worthington	$16,188	$2,649	$1,318	$1,403	$6	$5,376

Total	$377,836	$25,905	$48,995	$22,991	$2,561	$100,244

Total Excluding NY Renovations (3)	$335,186	$26,357	$42,322	$17,092	$2,399	$87,962

(1)	The pro forma operating data includes the operating results for the Company’s 27 hotels assuming they were owned as of January 1, 2012.
(2)	The non-cash adjustments include expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations, the non-cash amortization of our favorable lease assets and the non-cash amortization of our unfavorable contract liabilities.
(3)	Excludes the three hotels in New York City under renovation; the Lexington Hotel New York, Courtyard Manhattan Midtown East and Courtyard Fifth Avenue.